Nature's Sunshine Reports First Quarter 2023 Results

LEHI, Utah – May 9, 2023 – Nature’s Sunshine Products, Inc. (Nasdaq: NATR) (Nature’s Sunshine), a leading natural health and wellness company of high-quality herbal and nutritional products, reported financial results for the first quarter ended March 31, 2023.

First Quarter 2023 Financial Summary vs. Same Year-Ago Quarter

•Net sales were $108.6 million compared to $110.5 million (up 2% in constant currency).
•GAAP net income was $1.3 million, or $0.04 per diluted common share, compared to a loss of $(2.7) million, or $(0.15) per diluted common share.
•Adjusted EBITDA was $9.1 million compared to $8.2 million.

Management Commentary

“We started the year on a strong note, with reported first quarter net sales of $109 million, or $113 million when excluding the impact of foreign exchange, up 2.4% versus prior year and adjusted EBITDA was $9.1 million, up 12%,” said Chief Executive Officer Terrence Moorehead. “We’re pleased with the momentum we’re seeing as markets like Japan and Taiwan continued to deliver strong double-digit growth, while most of our other markets delivered solid sequential improvement to the top-line with meaningful progress and signs of stabilization in Central and Eastern Europe and digital initiatives starting to take hold in North America. We continued to operate in an extremely challenging external environment, but the underlying fundamentals and strength of our business remained firmly intact, and the steps we’ve taken to create a more consumer-focused business continued to help us build momentum in the quarter.”

First Quarter 2023 Financial Results

	Net Sales by Operating Segment (Amounts in Thousands)
	Three Months Ended March 31, 2023	Three Months Ended March 31, 2022	Percent Change	Impact of Currency Exchange	Percent Change Excluding Impact of Currency
Asia	$46,345	$46,110	0.5%	$(3,968)	9.1%
Europe	21,405	21,777	(1.7)	(445)	0.3
North America	34,648	35,981	(3.7)	(178)	(3.2)
Latin America and Other	6,236	6,626	(5.9)	24	(6.2)
	$108,634	$110,494	(1.7)%	$(4,567)	2.4%

Net sales in the first quarter were $108.6 million compared to $110.5 million in the same year-ago quarter. Excluding impact from foreign exchange rates, net sales in the first quarter of 2023 increased 2.4% compared to the year-ago quarter.

Gross profit margin in the first quarter was 70.8% compared to 68.8% in the year-ago quarter. The increase was driven by prior-year inventory valuation reserves taken as a result of the conflict between Russia and Ukraine, partially offset by increases in cost of sales related to inflation and unfavorable foreign currency exchange in the first quarter of 2023.

Volume incentives as a percentage of net sales were 30.5% compared to 30.9% in the year-ago quarter. The decrease is primarily due to changes in market mix.

Selling, general and administrative expenses ("SG&A") in the first quarter were $43.6 million compared to $40.6 million in the year‐ago quarter. This increase was driven by a one-time charge of $5.8 million related to a financial loss from a criminal scheme directed at one of our wholly owned subsidiaries and the related investigation and other professional fees, partially offset by lower service fees that resulted from a decline in China's net sales. As a percentage of net sales, SG&A expenses were 40.2% for the first quarter of 2023 compared to 36.8% in the year-ago quarter.

Operating income in the first quarter was $0.2 million, or 0.2% of net sales, compared to $1.3 million, or 1.2% of net sales, in the year-ago quarter.

Other income (loss), net, in the first quarter of 2023 was a gain of $1.5 million compared to a loss of $0.3 million in the first quarter of 2022. Other income (loss), net, primarily consists of foreign exchange gains as a result of net changes in foreign currencies mostly in Asia, Europe and Latin America. The provision for income taxes was $0.4 million in the first quarter of 2023 compared to $3.7 million for the year-ago quarter.

GAAP net income attributable to common shareholders was $0.9 million, or $0.04 per diluted common share, compared to a GAAP net loss of $3.0 million, or $0.15 per diluted common share, in the first quarter of 2022. Net income attributable to NSP China increased to $2.0 million, or $0.10 per diluted common share, for the first quarter of 2023, compared to $1.3 million, or $0.07 per diluted common share, for the first quarter of 2022.

Non-GAAP net income attributable to common shareholders in the first quarter of 2023 was $4.5 million, or $0.23 per diluted common share, compared to non-GAAP net loss of $0.6 million, or $0.03 per diluted common share, in the prior year period. Non-GAAP net income (loss), which is a non-GAAP financial measure, is defined here as net income (loss) from continuing operations before less-frequent items including, among other things, value-added-tax (VAT) refunds. A reconciliation of Non-GAAP net income (loss) to GAAP net income (loss) is provided in the attached financial tables.

Adjusted EBITDA was $9.1 million in the first quarter of 2023 compared to $8.2 million in the first quarter of 2022. The increase was driven primarily by the aforementioned increase in gross profit. Adjusted EBITDA, which is a non-GAAP financial measure, is defined here as net income (loss) from continuing operations before taxes, depreciation, amortization, and other income (loss) adjusted to exclude share-based compensation expense and certain noted adjustments. A reconciliation of net income (loss) to Adjusted EBITDA is provided in the attached financial tables.

Balance Sheet and Cash Flow

Net cash provided by operating activities was $9.3 million for the three months ended March 31, 2023, compared to $7.9 million used in the prior year period. Capital expenditures during the three months ended March 31, 2023 totaled $2.3 million compared to $1.5 million in the comparable period of 2022. During the three months ended March 31, 2023, the Company repurchased 90,000 shares at a total cost of $0.8 million. As of March 31, 2023, the Company had cash and cash equivalents of $65.7 million and $1.0 million of debt.

Conference Call

The Company will hold a conference call today at 5:00 p.m. Eastern time to discuss its first quarter of 2023 results.

Date: Tuesday, May 9, 2023
Time: 5:00 p.m. Eastern time (3:00 p.m. Mountain time)
Toll-free dial-in number: 1-888-886-7786
International dial-in number: 1-416-764-8658
Conference ID: 70776058

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Gateway Investor Relations at 1-949-574-3860.

The conference call will be broadcast live and available for replay here and via the Events section of the Nature’s Sunshine website here.

A replay of the conference call will be available after 8:00 p.m. Eastern time on the same day through May 23, 2023.

Toll-free replay number: 1-844-512-2921
International replay number: 1-412-317-6671
Replay ID: 70776058

About Nature’s Sunshine Products

Nature’s Sunshine Products (Nasdaq: NATR), a leading natural health and wellness company, markets and distributes nutritional and personal care products in more than 40 countries. Nature’s Sunshine manufactures most of its products through its own state-of-the-art facilities to ensure its products continue to set the standard for the highest quality, safety and efficacy on the market today. Additional information about the company can be obtained at its website, www.naturessunshine.com.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements regarding the Company’s future business expectations, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may include, but are not limited to, statements relating to our objectives, plans, strategies and financial results, including expected improvement in gross profit and gross margin. All statements (other than statements of historical fact) that address activities, events or developments that we intend, expect, project, believe or anticipate will or may occur in the future are forward-looking statements. These statements are often characterized by terminology such as “believe,” “hope,” “may,” “anticipate,” “should,” “intend,” “plan,” “will,” “expect,” “estimate,” “project,” “positioned,” “strategy” and similar expressions, and are based on assumptions and assessments made in light of our experience and perception of historical trends, current conditions, expected future developments and other factors we believe to be appropriate. Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties, including the following:

•extensive government regulations to which the Company’s products, business practices and manufacturing activities are subject;
•registration of products for sale in foreign markets, or difficulty or increased cost of importing products into foreign markets;
•legal challenges to the Company’s direct selling program or to the classification of its independent consultants;
•laws and regulations regarding direct selling may prohibit or restrict our ability to sell our products in some markets or require us to make changes to our business model in some markets;
•liabilities and obligations arising from improper activity by the Company’s independent consultants;
•product liability claims;
•impact of anti-bribery laws, including the U.S. Foreign Corrupt Practices Act;
•the Company’s ability to attract and retain independent consultants;
•the loss of one or more key independent consultants who have a significant sales network;
•the Company’s joint venture for operations in China with Fosun Industrial Co., Ltd.;

•the effect of fluctuating foreign exchange rates;
•failure of the Company’s independent consultants to comply with advertising laws;
•changes to the Company’s independent consultants compensation plans;
•geopolitical issues and conflicts;
•adverse effects caused by the ongoing coronavirus pandemic;
•negative consequences resulting from difficult economic conditions, including the availability of liquidity or the willingness of the Company’s customers to purchase products;
•risks associated with the manufacturing of the Company’s products;
•supply chain disruptions, manufacturing interruptions or delays, or the failure to accurately forecast customer demand;
•failure to timely and effectively obtain shipments of products from our manufacturers and deliver products to our independent consultants and customers;
•world-wide slowdowns and delays related to supply chain, ingredient shortages and logistical challenges;
•uncertainties relating to the application of transfer pricing, duties, value-added taxes, and other tax regulations, and changes thereto;
•changes in tax laws, treaties or regulations, or their interpretation;
•failure to maintain an effective system of internal controls over financial reporting;
•cybersecurity threats and exposure to data loss;
•the storage, processing, and use of data, some of which contain personal information, are subject to complex and evolving privacy and data protection laws and regulations;
•reliance on information technology infrastructure; and
•the sufficiency of trademarks and other intellectual property rights.

These and other risks and uncertainties that could cause actual results to differ from predicted results are more fully detailed under the caption “Risk Factors” in our reports filed with the Securities and Exchange Commission, including our Annual Report on Form 10-K and Quarterly Reports filed on Form 10-Q.

All forward-looking statements speak only as of the date of this press release and are expressly qualified in their entirety by the cautionary statements included in or incorporated by reference into this press release. Except as is required by law, the Company expressly disclaims any obligation to publicly release any revisions to forward-looking statements to reflect events after the date of this press release.

Non-GAAP Financial Measures

We have included information which has not been prepared in accordance with generally accepted accounting principles (GAAP), such as information concerning non-GAAP net income (loss), Adjusted EBITDA and net sales excluding the impact of foreign currency exchange fluctuations.

We utilize the non-GAAP measures of non-GAAP net income (loss) and Adjusted EBITDA in the evaluation of our operations and believe that these measures are useful indicators of our ability to fund our business. These non-GAAP financial measures should not be considered as an alternative to, or more meaningful than, U.S. GAAP net income (loss) as an indicator of our operating performance.

Other companies may use the same or similarly named measures, but exclude different items, which may not provide investors with a comparable view of our performance in relation to other companies. We have included a reconciliation of net income to Adjusted EBITDA, the most comparable GAAP measure. We have also included a reconciliation of GAAP net income (loss) to Non-GAAP net income (loss) and Non-GAAP Adjusted EPS, in the attached financial tables.

Net sales excluding the impact of foreign currency exchange fluctuations removes, from net sales in U.S. dollars, the impact of changes in exchange rates between the U.S. dollar and the functional currencies of our foreign subsidiaries. This is accomplished by translating the current period net sales into U.S. dollars using the same foreign currency exchange rates that were used to translate the net sales for the previous comparable period.

We believe presenting the impact of foreign currency fluctuations is useful to investors because it allows a more meaningful comparison of net sales of our foreign operations from period to period. Net sales excluding the impact of foreign currency fluctuations should not be considered in isolation or as an alternative to net sales in U.S. dollar measures that reflect current period exchange rates, or to other financial measures calculated and presented in accordance with U.S. GAAP.

Investor Relations:

Gateway Group, Inc.
Cody Slach
1-949-574-3860
NATR@gatewayir.com

NATURE’S SUNSHINE PRODUCTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except per share information)
(Unaudited)

	Three Months Ended March 31,
	2023	2022
Net sales	$108,634	$110,494
Cost of sales	31,692	34,460
Gross profit	76,942	76,034

Operating expenses:
Volume incentives	33,128	34,102
Selling, general and administrative	43,642	40,623
Operating income	172	1,309
Other income (loss), net	1,514	(314)
Income before provision for income taxes	1,686	995
Provision for income taxes	433	3,681
Net income (loss)	1,253	(2,686)
Net income attributable to noncontrolling interests	393	264
Net income (loss) attributable to common shareholders	$860	$(2,950)

Basic and diluted net income (loss) per common share:

Basic earnings (loss) per share attributable to common shareholders	$0.05	$(0.15)

Diluted earnings (loss) per share attributable to common shareholders	$0.04	$(0.15)

Weighted average basic common shares outstanding	19,061	19,573
Weighted average diluted common shares outstanding	19,433	19,573

NATURE’S SUNSHINE PRODUCTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands)
(Unaudited)

	March 31, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$65,720	$60,032
Accounts receivable, net of allowance for doubtful accounts of $122 and $120, respectively	10,474	14,106
Inventories	67,524	67,949
Prepaid expenses and other	10,702	7,420
Total current assets	154,420	149,507

Property, plant and equipment, net	46,080	46,162
Operating lease right-of-use assets	16,152	16,145
Investment securities - trading	718	702
Deferred income tax assets	6,965	6,859
Other assets	10,249	10,403
Total assets	$234,584	$229,778

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$8,775	$6,349
Accrued volume incentives and service fees	22,611	21,830
Accrued liabilities	28,730	25,591
Deferred revenue	1,128	2,255
Income taxes payable	4,654	4,117
Current portion of operating lease liabilities	4,671	4,266
Current portion of note payable and revolving credit facility	1,007	1,174
Total current liabilities	71,576	65,582

Liability related to unrecognized tax benefits	215	209
Long-term portion of operating lease liabilities	13,382	13,745
Deferred compensation payable	718	702
Deferred income tax liabilities	936	1,439
Other liabilities	1,040	1,054
Total liabilities	87,867	82,731

Shareholders’ equity:
Common stock, no par value, 50,000 shares authorized, 19,045 and 19,093 shares issued and outstanding, respectively	121,653	121,583
Retained earnings	35,495	34,635
Noncontrolling interest	4,535	4,142
Accumulated other comprehensive loss	(14,966)	(13,313)
Total shareholders’ equity	146,717	147,047
Total liabilities and shareholders’ equity	$234,584	$229,778

NATURE’S SUNSHINE PRODUCTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousands)
(Unaudited)

	Three Months Ended March 31,
	2023	2022
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$1,253	$(2,686)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Provision for doubtful accounts	4	6
Depreciation and amortization	2,805	2,766
Non-cash lease expense	932	1,173
Share-based compensation expense	1,058	801
Loss on sale of property, plant and equipment	71	—
Deferred income taxes	(631)	3,844
Purchase of trading investment securities	—	(12)
Proceeds from sale of trading investment securities	31	35
Realized and unrealized (gains) losses on investments	(47)	58
Foreign exchange losses	(1,477)	402
Changes in assets and liabilities:
Accounts receivable	3,649	1,447
Inventories	457	(3,489)
Prepaid expenses and other current assets	(3,266)	(2,518)
Other assets	(11)	(20)
Accounts payable	2,391	(946)
Accrued volume incentives and service fees	781	(464)
Accrued liabilities	2,759	(5,386)
Deferred revenue	(1,142)	(1,632)
Lease liabilities	(900)	(1,031)
Income taxes payable	586	(191)
Liability related to unrecognized tax benefits	6	—
Deferred compensation payable	16	(81)
Net cash provided by (used in) operating activities	9,325	(7,924)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, plant and equipment	(2,325)	(1,518)
Net cash used in investing activities	(2,325)	(1,518)
CASH FLOWS FROM FINANCING ACTIVITIES:
Principal payments of long-term debt	(318)	(308)
Proceeds from revolving credit facility	433	—
Principal payments of revolving credit facility	(283)	—
Principal payments of related party borrowing	—	(300)
Payments related to tax withholding for net-share settled equity awards	(165)	(795)
Repurchase of common stock	(823)	(7,971)
Net cash used in financing activities	(1,156)	(9,374)
Effect of exchange rates on cash and cash equivalents	(156)	(827)
Net increase (decrease) in cash and cash equivalents	5,688	(19,643)
Cash and cash equivalents at the beginning of the period	60,032	86,184
Cash and cash equivalents at the end of the period	$65,720	$66,541
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for income taxes, net of refunds	$1,991	$1,809
Cash paid for interest	25	45

NATURE’S SUNSHINE PRODUCTS, INC. AND SUBSIDIARIES
RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA
(Amounts in thousands)
(Unaudited)

	Three Months Ended March 31,
	2023	2022
Net income (loss)	$1,253	$(2,686)
Adjustments:
Depreciation and amortization	2,805	2,766
Share-based compensation expense	1,058	801
Other loss, net*	(1,514)	314
Provision for income taxes	433	3,681
Other adjustments (1)	5,098	3,307
Adjusted EBITDA	$9,133	$8,183

(1) Other adjustments
Impact of Russia/Ukraine war	$—	$3,050
Restructuring and other related expenses	—	257
Charges related to Japan loss	5,847	—
VAT refunds	(749)	—
Total adjustments	$5,098	$3,307

* Other loss, net is primarily comprised of foreign exchange (gains) losses, interest income, and interest expense.

NATURE’S SUNSHINE PRODUCTS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP NET INCOME (LOSS) TO
NON-GAAP NET INCOME (LOSS) and NON-GAAP ADJUSTED EPS
(Amounts in thousands)
(Unaudited)

	Three Months Ended March 31,
	2023	2022
Net income (loss)	$1,253	$(2,686)
Adjustments:
Impact of Russia/Ukraine war	—	3,050
Restructuring and other related expenses	—	257
Charges related to Japan loss	5,847	—
VAT Refund	(749)	—
Tax impact of adjustments	(1,462)	(959)
Total adjustments	3,636	2,348
Non-GAAP net income (loss)	$4,889	$(338)

Reported income (loss) attributable to common shareholders	$860	$(2,950)
Total adjustments	3,636	2,348
Non-GAAP net income (loss) attributable to common shareholders	$4,496	$(602)

Basic income (loss) per share, as reported	$0.05	$(0.15)
Total adjustments, net of tax	0.19	0.12
Basic income (loss) per share, as adjusted	$0.24	$(0.03)

Diluted income (loss) per share, as reported	$0.04	$(0.15)
Total adjustments, net of tax	0.19	0.12
Diluted income (loss) per share, as adjusted	$0.23	$(0.03)